UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2020

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction	(Commission File No)	(IRS Employer Identification No.)
of incorporation)

3500 One Williams Center Tulsa, Oklahoma 74172-0172
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code:  855-979-2012

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 30, 2020, WPX Energy, Inc., a Delaware corporation (“WPX” or the “Company”) held a special meeting of the Company’s stockholders (the “Special Meeting”) virtually at 9:30 a.m. Central Time. At the Special Meeting, the Company’s stockholders voted on and approved (a) a proposal (the “Merger Proposal”) to adopt the Agreement and Plan of Merger, dated as of September 26, 2020 (the “Merger Agreement”), by and among WPX, Devon Energy Corporation, a Delaware corporation (“Devon”), and East Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Devon, and (b) a proposal (the “Compensation Advisory Proposal”) to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger. The Proxy Statement also contained a proposal to approve the adjournment of the Special Meeting to solicit additional proxies if there were not sufficient votes at the time of the Special Meeting to approve the Merger Proposal or to ensure that any supplement or amendment to the Proxy Statement was timely provided to the Company’s stockholders (the “Adjournment Proposal”) Prior to the Special Meeting, the Company delivered a definitive joint proxy statement/prospectus (the “Proxy Statement”) to its stockholders describing the Special Meeting, the Merger Proposal, the Compensation Advisory Proposal, the Adjournment Proposal and the merger and related information. The Proxy Statement was filed with the U.S. Securities and Exchange Commission on November 24, 2020.

At the Special Meeting, the Merger Proposal was approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the proposal. The Compensation Advisory Proposal was approved, on an advisory basis, by the affirmative vote of the holders of a majority of the shares of the Company’s common stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting. The Adjournment Proposal was approved by the affirmative vote of the holders of a majority of the Company’s common stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting

As disclosed in the Proxy Statement, as of the close of business on November 4, 2020, the record date for the Special Meeting, there were 561,040,585 shares of the Company’s common stock, par value $0.01 per share, (“Company common stock”), outstanding and entitled to vote. 488,350,711 shares of Company common stock were represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the meeting. The following are the final voting results on the Merger Proposal, the Compensation Advisory Proposal and the Adjournment Proposal, each of which is more fully described in the Proxy Statement.

Merger Proposal: The number of shared voted for or against, as well as abstentions and broker-non votes, if applicable, with respect to the Merger Proposal at the Special Meeting was:

Votes For	Votes Against	Abstentions	Broker Non-Votes
486,854,184	797,646	698,881	0

Compensation Advisory Proposal: The number of shared voted for or against, as well as abstentions and broker-non votes, if applicable, with respect to the Compensation Advisory Proposal at the Special Meeting was:

Votes For	Votes Against	Abstentions	Broker Non-Votes
470,510,994	16,555,665	1,284,052	0

Adjournment Proposal: The number of shared voted for or against, as well as abstentions and broker-non votes, if applicable, with respect to the Adjournment Proposal at the Special Meeting was:

Votes For	Votes Against	Abstentions	Broker Non-Votes

448,516,171	38,964,319	870,221	0

Item 8.01 Other Events.

With the approval of the Merger Proposal, the Company expects the closing of the merger to occur on January 7, 2020, subject to the satisfaction or waiver of the remaining conditions to close, each of which by their nature cannot be satisfied until the closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX Energy, Inc.

Dated: December 31, 2020	By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Vice President and Secretary